UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2016

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(203) 723-3576

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into A Material Definitive Agreement.

Loan and Security Agreement

On December 30, 2016 (the “Closing Date”), Ekso Bionics Holdings, Inc. (the “Company”) and Ekso Bionics, Inc., the Company’s wholly-owned subsidiary (“Ekso Bionics”, and together with the Company, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Western Alliance Bank (the “Lender”), pursuant to which the Lender agreed to loan up to an aggregate of $10 million to the Borrower in two tranches of $7 million (the “Term A Loan”) and $3 million (the “Term B Loan”, and together with the Term A Loan, the “Term Loans”), respectively. The Term A Loan was disbursed to the Borrower on the Closing Date. If the Company receives net cash proceeds of at least $15 million in connection with the sale or issuance of its equity securities, including in connection with the exercise of warrants, prior to December 31, 2017, the Company may request on or prior to December 31, 2017, and the Lender agrees to make, the Term B Loan so long as no event of default has occurred.

Pursuant to the Loan Agreement, the proceeds from the Term Loans may only be used for working capital purposes and to fund general business requirements. The Term Loans will bear interest, on the outstanding daily balance thereof, at a floating per annum rate equal to the 30 day U.S. LIBOR rate plus 5.41%.

The Borrower is required to pay accrued interest on the Term Loans on the first day of each month through and including January 1, 2018, if the Term B Loan is not made (or July 1, 2018, if the Term B Loan is made). Commencing on February 1, 2018, if the Term B Loan is not made (or August 1, 2018, if the Term B Loan is made), the Borrower shall make equal monthly payments of principal, together with accrued and unpaid interest. The principal balance of the Term Loans amortizes ratably over 36 months, if the Term B Loan is not made (or 30 months, if the Term B Loan is made). The maturity of the Term Loans is January 1, 2021, at which time all unpaid principal and accrued and unpaid interest shall be due and payable in full.

The Borrower was required to pay a non-refundable loan fee of $35,000 as of the Closing Date and will be required to pay an additional non-refundable loan fee of $15,000 if the Lender advances the Term B Loan. The Borrower may elect to prepay a Term Loan at any time, in whole but not in part. If the Borrower prepays a Term Loan prior to the first anniversary of the funding date of the Term Loan, it will owe a prepayment fee to the Lender equal to 1.0% of the principal amount of such Term Loan prepaid. The prepayment fee is also payable in connection with any acceleration of a Term Loan by the Lender prior to the first anniversary of the funding date of the Term Loan following a default by the Borrower. In addition, the Borrower is required to pay a fee in an amount equal to 3.50% of each Term Loan upon the earlier to occur of (a) acceleration of such Term Loan by the Lender following a default by the Borrower, (b) voluntary prepayment of such Term Loan by the Borrower and (c) the maturity of such Term Loan.

The Loan Agreement includes funding conditions, representations and warranties and covenants customary to similar credit facilities. The covenants include, among others, restrictions on the ability of the Borrower and its subsidiaries to dispose of assets, enter into mergers or acquisitions, incur indebtedness, incur liens, pay dividends or make distributions on the Company’s capital stock, make investments or loans, enter into certain affiliate transactions, license or pledge its intellectual property, make any capital expenditure in excess of $150,000 over projected amounts, permit a Change of Control (as defined in the Loan Agreement) to occur, or permit a foreign subsidiary to maintain certain excess cash deposits or other assets, in each case subject to exceptions customary to similar credit facilities. The Borrower and its domestic subsidiaries are also required to maintain substantially all of their cash and cash equivalents in accounts at the Lender. In addition, the Company agreed to a liquidity covenant requiring that it maintain unrestricted cash and cash equivalents in accounts at Lender or subject to control agreements in favor of Lender in an amount equal to at least three months of “Monthly Cash Burn,” which is the Company’s average monthly net income (loss) for the trailing six-month period plus certain expenses and plus the average monthly principal due and payable on interest-bearing liabilities in the immediately succeeding three-month period.

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The Loan Agreement creates a first priority security interest in favor of the Lender with respect to substantially all assets of the Borrower and its domestic subsidiaries, including proceeds of intellectual property, but expressly excluding intellectual property itself. The Borrower was also required to pledge 100% of the stock of each of its domestic subsidiaries and 65% of the stock of each of its foreign subsidiaries.

Events of default which may cause repayment of the Term Loans to be accelerated include, among other customary events of default, (1) non-payment of any obligation when due, (2) the Borrower’s failure to comply with its affirmative and negative covenants, (3) the Borrower’s failure to perform any other obligation required under the Loan Agreement and to cure such default within a 30 days after becoming aware of such failure, (4) the occurrence of a Material Adverse Effect (as defined in the Loan Agreement), (5) the attachment or seizure of a material portion of the Borrower’s assets if such attachment or seizure is not released, discharged or rescinded within 10 days, (6) bankruptcy or insolvency of the Borrower, (7) default by the Borrower under any agreement (i) resulting in a right by a third party to accelerate indebtedness in an amount in excess of $250,000 or (ii) that would reasonably be expected to have a Material Adverse Effect, (8) entry of a final, uninsured judgment or judgments against the Borrower for the payment of money in an amount, individually or in the aggregate, of at least $250,000, or (9) any material misrepresentation or material misstatement with respect to any warranty or representation set forth in the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Loan Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Success Fee Agreement

In connection with the Loan Agreement, the Borrower simultaneously entered into a Success Fee Agreement (the “Success Fee Agreement”) with the Lender. Pursuant to the Success Fee Agreement, the Borrower shall pay to the Lender a success fee of $250,000 (the “Success Fee”) upon the first to occur of any of the following events: (a) a sale or other disposition by the Borrower of all or substantially all of its assets; (b) a merger or consolidation of the Borrower into or with another person or entity, where the holders of the Borrower’s outstanding voting equity securities immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor or surviving person or entity immediately following the consummation of such merger or consolidation; or (c) the closing price per share for the Company’s common stock being $8.00 or more for five successive business days. The Success Fee Agreement will terminate on December 30, 2026 if the Success Fee has not been paid by such date.

The Success Fee is payable, at the option of the Company, in cash or in shares of the Company’s common stock to the extent such shares may be sold without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or are registered for resale under the Securities Act.

The foregoing description of the Success Fee Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Success Fee Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.

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Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 6, 2017, the Company issued a press release announcing its entry into the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Loan and Security Agreement dated as of December 30, 2016 by and among Ekso Bionics Holdings, Inc., Ekso Bionics, Inc. and Western Alliance Bank
10.2	Success Fee Agreement dated as of December 30, 2016 by and among Ekso Bionics Holdings, Inc., Ekso Bionics, Inc. and Western Alliance Bank
99.1	Press Release dated January 6, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Max Scheder-Bieschin
Name:	Max Scheder-Bieschin
Title:	Chief Financial Officer

Dated: January 6, 2017

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